        As filed with the Securities and Exchange Commission on August 11, 2006.

                                                 Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   QMed, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                          22-2468665
  (State or Other Jurisdiction                 (IRS Employer Identification No.)
of Incorporation or Organization)

                               25 Christopher Way
                           Eatontown, New Jersey 07724
                    (Address of Principal Executive Offices)

                      QMed, Inc. 1999 Equity Incentive Plan
                            (Full Title of the Plan)

                                 Michael W. Cox
                                   QMed, Inc.
                               25 Christopher Way
                           Eatontown, New Jersey 07724
               (Name and Address of Agent For Service of Process)

                                 (732) 544-5544
          (Telephone Number, Including Area Code of Agent for Service)

                         ------------------------------

                                 With a Copy to:

                            William P. Oberdorf, Esq.
                            St. John & Wayne, L.L.C.
                  Two Penn Plaza East, Newark, New Jersey 07105
                                 (973) 491-3600

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

============================ ============= ========= =========== ===============
                                           Proposed   Proposed
         Title of                           maximum    maximum
        securities              Amount     offering   aggregate      Amount of
           to be                 to be     price per  offering     Registration
        registered           registered(1)   share      price          Fee
---------------------------- ------------- --------- ----------- ---------------
Common Stock $.001 par value
per share, issuable upon       1,000,000   3.08 (2)  3,080,000        $329.57
exercise of Plan Options
============================ ============= ========= =========== ===============

(1) The aggregate amount of securities registered hereunder is 1,000,000 shares of common stock which have been authorized and reserved for issuance under the Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers such additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions.

(2) The fee with respect to these shares has been calculated pursuant to Rules
    457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low price per share of the Registrant's Common Stock on August 8, 2006 a date within five (5) days prior to the date of filing of this Registration Statement, as reported by NASDAQ.

                                EXPLANATORY NOTE

         We are filing this Registration Statement to register an additional
1,000,000 shares of our Common Stock for issuance pursuant to the QMed, Inc.
1999 Equity Incentive Plan, as amended (the "Plan"). The number of shares authorized for issuance under the Plan was approved by our stockholders at our annual meeting on April 28, 2006.

         We previously filed a registration statement on Form S-8 (Registration
No. 333-93697) on December 28, 1999 covering 1,000,000 shares authorized for issuance under the Plan and a registration statement on Form S-8 (Registration
No. 333-128056) on September 1, 2005 covering an additional 1,000,000 shares for issuance under the Plan. In accordance with General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those Items on Form S-8 containing new information not contained in the earlier registration statement are presented herein.

                                     PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUSES

Item 3. Incorporation of Documents by Reference.

         The following documents are incorporated in this Prospectus by reference and made a part hereof:

         (a) Our Annual Report on Form 10-K for the fiscal year ended November
30, 2005;

         (b) Our Proxy Statement dated March 20, 2006 for Annual Meeting of
Stockholders held April 28, 2006;

         (c) Our Quarterly Reports on Form 10-Q for fiscal quarters ended on
February 28, 2006 and on May 31, 2006;

         (d) Our Current Reports on Form 8-K filed on January 31, 2006, April
10, 2006, April 26, 2006 and July 10, 2006; and

         (e) The description of Registrant's Common Stock contained in the
Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange
Act of 1934, as amended (the "Exchange Act"), on December 21, 1983, and any amendment or report filed with the SEC for the purpose of updating such description.

         In addition, all documents and reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration
Statement, except as so modified or superseded.

Item 8. Exhibits.

         Number                 Description

         5.1      Consent and Opinion of St. John & Wayne, L.L.C.
         10.1     QMed, Inc. 1999 Equity Incentive Plan, as amended
         23.1     Consent of Amper, Politizner & Mattia, P.C.
         23.2     Consent of St. John & Wayne, L.L.C. (included in Exhibit 5.1)
         24.1     Power of Attorney (included in signature page hereto)

Item 9. Undertakings

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                           10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                           arising after the effective date of this Registration
                           Statement (or the most recent post-effective
                           amendment thereof) which, individually or in the
                           aggregate, represent a fundamental change in the
                           information set forth in this Registration Statement;
                           and

                           (iii) To include any material information with
                           respect to the plan of distribution not previously
                           disclosed in this Registration Statement or any
                           material change to such information in this
                           Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
         that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)
that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as the indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Monmouth, State of New Jersey on the 10th day of
August, 2006.

                                    QMed, Inc.

                                    By: /s/  Michael W. Cox
                                    Name:  Michael W. Cox
                                    Title: President and Chief Executive Officer

We, the undersigned officers and directors of QMed, Inc., hereby severally constitute and appoint Michael W. Cox and William T. Schmitt, Jr. and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and
Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed below by the following persons on behalf of the
Registrant and in the capacities and on the dates indicated.

  Signature                         Title                            Date

/s/ Michael W. Cox       President, Chief Executive Officer,     August 10, 2006
Michael W. Cox           and Director (Principal Executive
                         Officer)

/s/ Jane A. Murray       Executive Vice President, Chief         August 10, 2006
Jane A. Murray           Operating Officer and Director

/s/ William T. Schmitt   Senior Vice President and Chief         August 10, 2006
William T. Schmitt, Jr.  Financial Officer (Principal
                         Financial Officer)

/s/ Glenn J. Alexander   Controller (Principal Accounting        August 10, 2006
Glenn J. Alexander       Officer)

/s/ Bruce F. Wesson      Chairman of the Board of Directors      August 10, 2006
Bruce F. Wesson

/s/ A. Bruce Campbell    Director                                August 10, 2006
A. Bruce Campbell, M.D.

/s/ David Feldman        Director                                August 10, 2006
David Feldman

/s/ Richard I. Levin     Director                                August 10, 2006
Richard I. Levin

/s/ Lucia L. Quinn       Director                                August 10, 2006
Lucia L. Quinn

/s/ John J. Gargana      Director                                August 10, 2006
John J. Gargana, Jr.

/s/ John P. Zanotti      Director                                August 10, 2006
John P. Zanotti

                                INDEX TO EXHIBITS

         Number                 Description

         5.1      Consent and Opinion of St. John & Wayne, L.L.C.
         10.1     QMed, Inc. 1999 Equity Incentive Plan, as amended
         23.1     Consent of Amper, Politizner & Mattia, P.C.
         23.2     Consent of St. John & Wayne, L.L.C. (included in Exhibit 5.1)
         24.1     Power of Attorney (included in signature page hereto)